UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

FACE PRINT GLOBAL SOLUTIONS, INC.
(Exact name of small business issuer as specified in its charter)
Wyoming	33-0619256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 W. Herndon Avenue, Suite 115, Fresno, CA 95815
(Address of principal executive offices)

Registrant's telephone number including area code: (559) 436-1060

(Former name, former address and former fiscal year, if changed since last report.)

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

On July 15, 2004, our directors Lois Gibson, Ed Madge, and Sylvie Traub resigned from our board of directors. All of the resigning directors resigned voluntarily, and not because of a disagreement with the registrant on any matter relating to the registrant's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Face Print Global Solutions, Inc.
July 15, 2004

/s/ Seth Horn
___________________________________________
Seth Horn,
CFO of Face Print Global Solutions, Inc.